March 2021 Investor Presentation Contact: Allen Danzey CFO The Dixie Group Phone: 706-876-5865 allen.danzey@dixiegroup.com Exhibit 99.1

Forward Looking Statements The Dixie Group, Inc. • Statements in this presentation which relate to the future, are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company’s results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, and general economic and competitive conditions related to the Company’s business. Issues related to the availability and price of energy may adversely affect the Company’s operations. Additional information regarding these and other factors and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission. • General information set forth in this presentation concerning market conditions, sales data and trends in the U.S. carpet and rug markets are derived from various public and, in some cases, non-public sources. Although we believe such data and information to be accurate, we have not attempted to independently verify such information. 2

Dixie History


DIXIE MERCERIZING COMPANY
Dixie
20

THE DIXIE GROUP

- 1920 Began as Dixie Mercerizing in Chattanooga, TN
- 1990's Transitioned from textiles to floorcovering
- 2003 Refined focus on upper- end floorcovering market
- 2003 Launched Dixie Home - upper end residential line
- 2005 Launched modular tile carpet line – new product category
- 2012 Purchased Colormaster dye house and Crown Rugs
- 2013 Purchased Robertex - wool carpet manufacturing
- 2014 Purchased Atlas Carpet Mills – high-end commercial business
- 2014 Purchased Burtco - computerized yarn placement for hospitality
- 2016 Launched Calibré luxury vinyl flooring in Masland Contract
- 2017 Launched Stainmaster® LVF in Masland and Dixie Home
- 2018 Launched engineered wood in our Fabrica brand
- 2018 Unified Atlas and Masland Contract into single business unit
- 2019 Launched TRUCOR™ and TRUCOR Prime™ LVF in Dixie Home and Masland

3

COVID – 19 Response Health & Safety • Large scale COVID-19 testing where necessary • Monitoring and complying with all government regulations • Restrictions implemented to minimize group meetings • Requirement to wear masks when unable to social distance • Remote work schedules have been implemented • Deep cleaning and sanitizing on a frequent basis in facilities and offices • Daily temperature checks prior to the start of work in all facilities and offices COVID-19 Recovery • Temporary pay reductions were eliminated in Q4 2020 • Most furloughs have been eliminated to support strengthening business conditions • Continue to closely monitor and manage spending and operating expenses 4 Financing Initiatives In the fourth quarter: • We entered into a new $75 million, 5 year senior secured Revolving Credit Facility • Dixie entered into two fixed asset loans in the combined principal amount of $25 million. • Availability under the new senior secured facility was $45 million as of October 30.

COVID-19 Recovery 5

Dixie Today • Commitment to brands in the upper- end market with strong growth potential. • Diversified between Commercial and Residential markets. • Diversified customer base (TTM Basis) – Top 10 carpet customers • 12% of sales – Top 100 carpet customers • 28% of sales 6

7 Dixie Group Business Drivers • Residentially • The flooring market is driven by residential remodeling activity, existing home sales and new construction of single family and multifamily housing. • Our residential business plays primarily in the mid to high end residential replacement segment, dependent upon consumer confidence, the health of the stock market and the wealth effect. • Commercially • The market is driven by remodeling of offices, schools, retail and hospitality as demonstrated by the investment in non-residential fixed structures. • Our commercial business is driven by upper-end remodeling in offices, retail remodeling, higher education, and upper-end hospitality that primarily involves a designer.

New and Existing Home Sales Seasonally Adjusted Annual Rate 8 New 1,000 Existing 1,000 Source: National Association of Realtors (existing) and census.gov/newhomesales 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 7,500 300 350 400 450 500 550 600 650 700 750 800 850 900 950 1,000 1,050 Jan '13 Jan '14 Jan '15 Jan '16 Jan '17 Jan '18 Jan '19 Jan '20 • “Home sales rose in December, and for 2020 as a whole, we saw sales perform at their highest levels since 2006, despite the pandemic. What's even better is that this momentum is likely to carry into the new year, with more buyers expected to enter the market. • Although mortgage rates are projected to increase, they will continue to hover near record lows at around 3%. Moreover, expect economic conditions to improve with additional stimulus forthcoming and vaccine distribution already underway." Lawrence Yun Chief Economist National Association of Realtors January 22, 2021

9 Remodeling Activity

Household Formations 10

Residential and Commercial Fixed Investment 11

2019 U.S. Flooring Manufacturers 12 Source: Floor Focus - Flooring includes sales of carpet, rugs, ceramic floor tile, wood, laminate, resilient and rubber Flooring Manufacturers Flooring $ in millions Flooring Market % Shaw (Berkshire Hathaway) 5,387 25.2% Mohawk (MHK) 5,084 23.8% Engineered Floors (Private) 1,079 5.1% Interface (TILE) 668 3.1% Dixie (DXYN) 376 1.8% Imports & All Others 8,770 41.1% Total 21,364 100.0%

Dixie versus the Industry 2020 TTM U.S. Carpet & Rug Market 13 Source: Floor Covering Weekly and Dixie Group estimate TTM: Trailing Twelve Months 2020 TTM Dixie sales High End Commercial, 20% High End Residential, 80% Commercial, 39% Residential, 61%

Industry Positioning The Dixie Group • Strategically our residential and commercial businesses are driven by our relationship to the upper-end consumer and the design community • This leads us to: – Have a sales force that is attuned to design and customer solutions – Be a “product driven company” with emphasis on the most beautiful and up-to-date styling and design – Be quality focused with excellent reputation for building excellent products and standing behind what we make – And, unlike much of the industry, not manufacturing driven 14

Dixie Group High-End Residential Sales All Residential Brands Masland Dixie Home Fabrica TRUCOR 15 Sales by Brand for 2020

Dixie Group High-End Residential Sales All Brands Retailer Designer Mass Merchant Builder Commercial Specialty - OEM 16 Sales by Channel for 2020 The company believes that a significant portion of retail sales also involve a designer.

Residential Business • Residential represents 85% of TDG sales today • Doubled our market share of carpet in the past 10 years, aided by an upper end segment that is outpacing the market • Successfully entered the hard surface market in the rigid core and engineered wood segments • Residential business has been profitable each year since 2010 17

• Affordable Fashion: Dixie Home provides well styled carpet and hard surface designs in the mid to high end residential market. • With a broad range of price points, Dixie Home meets the needs of a variety of consumers through specialty retailers and mass merchants. • Growth initiatives – TRUCOR™ SPC and TRUCOR Prime™ WPC flooring – EnVision 6,6™ nylon – PetProtect ® nylon 18

• Leading high-end brand with reputation for innovative styling, design and color • High-end retail / designer driven – Approximately 20% of sales directly involve a designer – Hand crafted and imported rugs • Growth initiatives – TRUCOR Prime™ WPC Luxury Vinyl Flooring & – TRUCOR™ Energy SPC flooring – Wool products in both tufted and woven constructions – EnVision 6,6™ nylon 19

• Premium high-end brand – “Quality without Compromise” • Designer focused – Approximately 28% of sales directly involve a designer – Hand crafted and imported rugs • Growth initiatives – Fabrica Fine Wood Flooring, a sophisticated collection of refined wood flooring – EnVision 6,6™ nylon – Luxury wool products in tufted and woven constructions 20

Commercial Market Positioning The Dixie Group • We focus on the “high-end specified soft floorcovering contract market” • Our AtlasMasland products – Designer driven focused on the fashion oriented market space – Broad product line for diverse commercial markets • Our Masland eNergy products – Sells “main street commercial” through retailers • Our Masland Residential and AtlasMasland sales forces – Commercial design firms and select commercial retailers 21

• Upper-end brand in the specified commercial marketplace – Corporate, End User, Store Planning, Hospitality, Health Care, Government and Education markets • Designer focused • Strong national account base • Growth initiatives – Sustaina™ cushion modular carpet backing with the ability to install in high relative humidity environments – The Crafted Collection with Sustaina™ cushion modular carpet backing, both PVC and polyeurathane free – over 80% recycled content – Calibré Luxury Vinyl Tile 22

Hospitality Corporate Education Store Planning Gov't Health Care Other 23 Sales by Channel for 2020 Channels: Interior Design Specifier and Commercial End User

Dixie Group Sales $ in millions 24 331 321 283 205 231 270 266 345 407 422 397 412 405 375 316 0 50 100 150 200 250 300 350 400 450 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Net Sales *2016 had 53 weeks.

Sales & Operating Income
$ in millions

THE DIXIE GROUP

Annual	FY 2012	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020
Net Sales	266	344	407	422	397	412	405	375	316
Net Income (Loss)	(0.9)	5.3	(1.4)	(2.4)	(5.3)	(9.6)	(21.4)	15.3	(9.2)
Operating Income	1.8	8.9	(5.2)	2.0	(3.4)	4.0	(15.6)	21.3	(2.9)
Non-GAAP Adjusted Op. Income	3.5	16.4	5.1	4.9	(2.0)	4.6	(1.1)	1.8	3.7
EBITDA	11.2	18.7	16.9	15.9	10.0	16.6	(3.1)	32.9	7.0
Non-GAAP Adjusted EBITDA	13.2	26.5	18.1	19.0	11.5	17.5	11.4	13.7	13.8

Quarterly	Q4 2018	Q12019	Q22019	Q32019	Q42019	Q12020	Q22020	Q32020	Q42020
Net Sales	98.2	88.6	100.4	95.4	90.1	80.6	60.8	85.9	88.6
Net Income (Loss)	(13.7)	(6.7)	(1.2)	(2.6)	25.7	(2.7)	(7.1)	0.9	(0.3)
Operating Income	(12.8)	(4.9)	0.6	(1.0)	26.7	(1.3)	(5.6)	2.6	1.5
Non-GAAP Adjusted Op. Income	(2.4)	(2.8)	2.5	0.1	2.0	(1.3)	(0.9)	3.3	2.6
EBITDA	(9.5)	(1.8)	3.3	1.9	29.4	1.6	(3.1)	5.2	3.4
Non-GAAP Adjusted EBITDA	0.8	0.4	5.3	3.0	5.0	1.7	1.6	6.0	4.4

Change Year over Year	Q4 2018	Q12019	Q22019	Q32019	Q42019	Q12020	Q22020	Q32020	Q42020
Net Sales	(6.9)	(10.3)	(6.0)	(6.1)	(8.0)	(8.0)	(39.6)	(9.5)	(1.5)
Net Sales % Change	-6.6%	-10.4%	-5.7%	-6.0%	-8.2%	-9.1%	-39.4%	-10.0%	-1.7%
Net Income (Loss)	(4.2)	(3.8)	0.6	0.4	39.4	4.0	(5.8)	3.4	(26.0)
Operating Income	(12.2)	(3.3)	0.7	0.1	39.4	3.5	(6.2)	3.6	(25.2)
Non-GAAP Adjusted Op. Income	(2.5)	(1.5)	0.5	(0.6)	4.4	1.5	(3.4)	3.3	0.6
EBITDA	(12.2)	(3.4)	0.4	0.0	38.9	3.4	(6.5)	3.3	(26.0)
Non-GAAP Adjusted EBITDA	(2.5)	(1.5)	0.3	(0.7)	4.2	1.4	(3.7)	3.0	(0.6)

Note: 2016 has 53 operating weeks, all other periods had 52 operating weeks

Note: Non-GAAP reconciliation starting on slide 32

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Current Business Conditions Outlook: • We reduced debt by $10 million in 2020 bringing our total debt reduction to $60 million over the last thirty months. • We entered into a new $75 million line of credit and two long term loans totaling $25 million. These transactions, along with cost reductions and operating efficiencies in 2020, allowed us to end the year with borrowing availability of $43.3 million under our new Senior Revolving Credit Facility. • Operational improvements and cost reductions generated higher gross profit margins. Our gross profit margin for the year ended December 26, 2020 was 24.2% compared with 23.0% in the year ended December 28, 2019. • Our residential division has gained market share and built momentum during the fourth quarter of 2020. • Early 2021 shows continued strength with business trending approximately 15% ahead of prior year. • We have announced a price increase for April 1, 2021 to offset increases in raw materials, transportation and labor costs. • For 2021, we are investing in new product and talent. We are introducing over 40 new soft surface styles and over 60 new hard surface SKUs. • We have hired a retail channel leader, a decorative segment leader and additional hard surface sales people. • We no longer have any goodwill or intangibles on our balance sheet. • We have announced price increases of approximately 5% on residential and commercial carpet products. 26

Non-GAAP Information 28 Use of Non-GAAP Financial Information: The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. The Company defines Adjusted Gross Profit as Gross Profit plus manufacturing integration expenses of new or expanded operations, plus acquisition expense related to the fair market write up of inventories, plus one time items so defined (Note 1) The Company defines Adjusted S,G&A as S,G&A less manufacturing integration expenses included in selling, general and administrative, less direct acquisition expenses, less one time items so defined. (Note 2) The Company defines Adjusted Operating Income as Operating Income plus manufacturing integration expenses of new or expanded operations, plus acquisition expense related to the fair market write up of inventories, plus facility consolidation and severance expenses, plus acquisition related expenses, plus impairment of assets, plus impairment of goodwill and intangibles, plus one time items so defined. (Note 3) The company defines Adjusted Income from Continuing Operations as net income plus loss from discontinued operations net of tax, plus manufacturing integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus acquisition related expenses, plus impairment of assets, plus impairment of goodwill and intangibles, plus one time items so defined , all tax effected. (Note 4) The Company defines Adjusted EBIT as net income plus taxes and plus interest. The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus manufacturing in integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus acquisition related expenses, plus impairment of assets, plus impairment of goodwill and intangibles, plus one time items so defined. (Note 5) The company defines Free Cash Flow as Net Income plus interest plus depreciation plus non-cash impairment of assets and goodwill minus the net change in working capital minus the tax shield on interest minus capital expenditures. The change in net working capital is the change in current assets less current liabilities between periods. (Note 6) The company defines Non-GAAP Earnings per Share (EPS) as the adjusted operating income less Interest and other expense, tax adjusted at a 35% rate, and divided by the number of fully diluted shares. (Note 7) The Company defines Net Sales as Adjusted as net sales less the last week of sales in a 53 week fiscal year. (Note 8) The Company defines Non-GAAP earnings per Share (EPS) for the Jobs Cut and Tax Act of 2017 as Net Income less discontinued operations minus the effect of the tax act and divided by the number of fully diluted shares. (Note 9) Due to the COVID-19 pandemic the Company paid certain non-service wages and related health insurance charges for the safety, welfare and retention of our employees. The expenses were incurred through the second, third and fourth quarter of 2020 and were partially offset by the employee retention credit allowed under the CARES Act. (Note 10)

Non-GAAP Information

THE DIXIE GROUP

Twelve Months Ended

Non-GAAP Gross Profit	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net Sales	266,372	344,374	406,588	422,484	397,453	412,462	405,033	374,581	315,940
Gross Profit	65,372	85,569	95,497	106,231	95,425	101,213	86,991	86,205	76,456
Plus: Unusual Workers Comp	-	-	-	-	-	-	450	-	-
Plus: Inventory write off for PIP	-	-	-	-	-	-	2,701	572	-
Plus: Business integration expense	1,383	4,738	445	-	-	-	-	-	-
Plus: Amortization of inventory step up	-	367	606	-	-	-	-	-	-
Non-GAAP Adj. Gross Profit (Note 1)	66,755	90,674	96,548	106,231	95,425	101,213	90,142	86,777	76,456
Gross Profit as % of Net Sales	24.5%	24.8%	23.5%	25.1%	24.0%	24.5%	21.5%	23.0%	24.2%
Non-GAAP Adj. Gross Profit % of Net Sales	25.1%	26.3%	23.7%	25.1%	24.0%	24.5%	22.3%	23.2%	24.2%

Non-GAAP S,G&A	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net Sales	266,372	344,374	406,588	422,484	397,453	412,462	405,033	374,581	315,940
Selling and Administrative Expense	63,489	76,221	93,182	100,422	96,983	96,171	92,472	83,825	75,731
Plus: Business integration expense	-	(1,706)	(1,429)	-	-	-	-	-	-
Less: Acquisition expenses	(318)	(350)	(789)	-	-	-	-	-	-
Non-GAAP Adj. Selling and Admin. Expense	63,171	74,164	90,964	100,422	96,983	96,171	92,472	83,825	75,731
S,G&A as % of Net Sales	23.8%	22.1%	22.9%	23.8%	24.4%	23.3%	22.8%	22.4%	24.0%
Non-GAAP S,G&A as % of Net Sales (Note 2)	23.7%	21.5%	22.4%	23.8%	24.4%	23.3%	22.8%	22.4%	24.0%

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THE DIXIE GROUP

Non-GAAP Operating Income	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net Sales	266,372	344,374	406,588	422,484	397,453	412,462	405,033	374,581	315,940
Operating income (loss)	1,815	8,855	(5,236)	1,990	(3,415)	3,965	(15,624)	21,350	(2,919)
Plus: Unusual Workers Comp	-	-	-	-	-	-	450	-	-
Plus: Legal Settlement	-	-	-	-	-	-	1,514	-	-
Plus: Inventory write off for PIP	-	-	-	-	-	-	2,701	572	-
Plus: Profit improvement plans	-	-	5,889	2,946	1,456	636	3,167	5,019	1,382
Plus: COVID-19 Recovery Plan	-	-	-	-	-	-	-	-	2,370
Plus: COVID-19 Related Expenses (Note 10)	-	-	-	-	-	-	-	-	2,117
Plus: Financing Expenses	-	-	-	-	-	-	-	-	744
Plus: Impairment of assets	-	195	1,133	-	-	-	1,164	(25,111)	-
Plus: Impairment of goodwill and intangibles	-	-	-	-	-	-	5,545	-	-
Non-GAAP Adj. Operating Income (Loss) (Note 3)	3,516	16,384	5,056	4,936	(1,959)	4,601	(1,083)	1,830	3,694
Operating income as % of net sales	0.7%	2.6%	-1.3%	0.5%	-0.9%	1.0%	-3.9%	5.7%	-0.9%
Adjusted operating income as a % of net sales	1.3%	4.8%	1.2%	1.2%	-0.5%	1.1%	-0.3%	0.5%	1.2%

Non-GAAP Income from Continuing Operations	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net income (loss) as reported	(927)	5,291	(1,402)	(2,426)	(5,278)	(9,555)	(21,384)	15,270	(9,207)
Less: (Loss) from discontinued, net tax	(275)	(266)	(2,075)	(148)	(71)	(233)	95	(348)	(121)
Income (loss) from Continuing Operations	(653)	5,557	673	(2,278)	(5,207)	(9,323)	(21,479)	15,619	(9,086)
Plus: Unusual Workers Comp	-	-	-	-	-	-	450	-	-
Plus: Legal Settlement	-	-	-	-	-	-	1,514	-	-
Plus: Inventory write off for PIP	-	-	-	-	-	-	2,701	572	-
Plus: Profit improvement plans	-	-	5,889	2,946	1,456	636	3,167	5,019	1,382
Plus: COVID-19 Recovery Plan	-	-	-	-	-	-	-	-	2,370
Plus: COVID-19 Related Expenses (Note 10)	-	-	-	-	-	-	-	-	2,117
Plus: Financing Expenses	-	-	-	-	-	-	-	-	744
Plus: Impairment of assets	-	195	1,133	-	-	-	1,164	(25,111)	-
Plus: Impairment of goodwill and intangibles	-	-	-	-	-	-	5,545	-	-
Plus: Tax effect of above	(646)	(2,861)	311	(1,119)	(553)	(242)	-	-	-
Plus: Tax credits, rate change and valuation allowance	-	(1,847)	-	-	-	8,169	-	(14)	(342)
Non-GAAP Adj. (Loss) / Inc from Cont. Op's (Note 4)	402	8,377	165	(451)	(4,304)	(759)	(6,938)	(3,915)	(2,815)
Adj diluted EPS from Cont. Op's	0.03	0.65	0.01	(0.03)	(0.28)	(0.05)	(0.44)	(0.25)	(0.18)
Wt'd avg. common shares outstanding - diluted	12,638	12,852	14,382	15,536	15,638	15,699	15,764	15,926	15,316

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THE DIXIE GROUP

Non-GAAP EBIT and EBITDA	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net income (loss) as reported	(927)	5,291	(1,402)	(2,426)	(5,278)	(9,555)	(21,384)	15,270	(9,207)
Less: (Loss) from discontinued, net tax	(275)	(266)	(2,075)	(148)	(71)	(233)	95	(348)	(121)
Plus: Taxes	(401)	(576)	1,055	(714)	(3,622)	7,510	(831)	(657)	(312)
Plus: Interest	3,146	3,756	4,301	4,935	5,392	5,740	6,490	6,444	5,803
Non-GAAP Adjusted EBIT (Note 5)	2,092	8,737	6,029	1,943	(3,437)	3,927	(15,820)	21,405	(3,595)
Plus: Depreciation and amortization	9,396	10,263	12,908	14,120	13,515	12,947	12,653	11,803	10,746
Non-GAAP EBITDA from Cont Op	11,488	18,999	18,937	16,063	10,078	16,874	(3,167)	33,208	7,151
Plus: Legal Settlement	-	-	-	-	-	-	1,514	-	-
Plus: Inventory write off for PIP	-	-	-	-	-	-	2,701	572	-
Plus: Profit improvement plans	-	-	5,889	2,946	1,456	636	3,167	5,019	1,382
Plus: COVID-19 Recovery Plan	-	-	-	-	-	-	-	-	2,370
Plus: COVID-19 Related Expenses (Note 10)	-	-	-	-	-	-	-	-	2,117
Plus: Financing Expenses	-	-	-	-	-	-	-	-	744
Plus: Impairment of assets	-	195	1,133	-	-	-	1,164	(25,111)	-
Plus: Impairment of goodwill and intangibles	-	-	-	-	-	-	5,545	-	-
Non-GAAP Adj. EBITDA (Note 5)	13,189	26,528	18,118	19,009	11,534	17,510	11,374	13,688	13,764
Non-GAAP Adj. EBITDA as % of Net Sales	5.0%	7.7%	4.5%	4.5%	2.9%	4.2%	2.8%	3.7%	4.4%
Management estimate of severe weather (not in above)	-	-	1,054	-	-	-	-	-	-

Non-GAAP Free Cash Flow	2012	2013	2014	2015	2016	2017	2018	2019	2020
Non-GAAP Adjusted EBIT (from above)	2,092	8,737	6,029	1,943	(3,437)	3,927	(15,820)	21,405	(3,595)
Times: 1 - Tax Rate = EBIAT	1,297	5,417	3,738	1,205	(2,131)	2,435	(15,820)	21,405	(3,595)
Plus: Depreciation and amortization	9,396	10,263	12,908	14,120	13,515	12,947	12,653	11,803	10,746
Plus: Non Cash Impairment of Assets, Goodwill	-	195	1,133	-	-	-	6,709	(25,111)	-
Minus: Net change in Working Capital	10,786	17,714	11,546	(1,970)	(16,905)	23,386	(8,578)	(8,298)	(9,368)
Non-GAAP Cash from Operations	(93)	(1,839)	6,234	17,295	28,289	(8,004)	12,120	16,395	16,519
Minus: Capital Expenditures	4,052	13,257	32,825	12,230	5,331	13,582	4,441	1,416	3,074
Minus: Business / Capital acquisitions	6,961	1,863	9,331	-	-	-	-	-	-
Non-GAAP Free Cash Flow (Note 6)	(11,106)	(16,959)	(35,922)	5,065	22,958	(21,586)	7,679	14,979	13,445

31